Exhibit 4.1(d)

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, dated as of November 5, 2009 (this “Supplemental Indenture”), by and among Avis Budget Car Rental, LLC, a Delaware limited liability company (the “Company”), Avis Budget Finance, Inc., a Delaware corporation (“Finance” and, together with the Company, the “Issuers”), the Guarantors from time to time parties hereto (the “Guarantors”), and The Bank of Nova Scotia Trust Company of New York, as Trustee (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture (as defined below).

RECITALS:

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore become parties to the Indenture, dated as of April 19, 2006, providing for the issuance of Floating Rate Senior Notes due 2014, 7.625% Senior Notes due 2014 and 7.75% Senior Notes due 2016 of the Issuers (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of February 8, 2007 and a Second Supplemental Indenture, dated as of January 28, 2009 (so supplemented and as may be further amended, supplemented, waived or otherwise modified to the date hereof, the “Indenture”);

WHEREAS, the Issuers and Guarantors wish to amend the Indenture to modify Section 1303 thereof, relating to release of the Guarantees;

WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding agreement have been duly performed and complied with; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Third Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuers, each Guarantor and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I — AMENDMENT

SECTION 1.01. AMENDMENT TO SECTION 1303 OF THE INDENTURE.

Section 1303 of the Indenture is amended in its entirety to read as follows:

“Section 1303. Release of Guarantees. Notwithstanding the provisions of Section 1302, a Guarantee will be subject to termination and discharge under the circumstances described in this Section 1303. A Guarantor will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) in the case of a Subsidiary Guarantor, concurrently with such

Subsidiary Guarantor becoming an Unrestricted Subsidiary or concurrently with any direct or indirect sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein not prohibited by the terms of this Indenture (including Section 411 and Section 501) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) at any time that such Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of any Indebtedness of the Company under the Senior Credit Facility (it being understood that a release subject to contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated), provided that the release of obligations described in this clause (ii) shall not apply to Avis Budget Group, Inc., (iii) upon the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or another Guarantor, provided that the release of obligations described in this clause (iii) shall not apply to Avis Budget Group, Inc., (iv) upon legal or covenant defeasance of the Company’s obligations, or satisfaction and discharge of this Indenture, or (v) subject to Section 1302(b), upon payment in full of all monetary obligations of the Company under this indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise. In addition, the Company will have the right, upon 30 days’ notice to the Trustee, to cause any Subsidiary Guarantor that has not guaranteed payment by the Company of any Indebtedness of the Company under the Senior Credit Facility to be unconditionally released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect.”

ARTICLE II — MISCELLANEOUS

SECTION 2.01. EFFECT OF SUPPLEMENTAL INDENTURE. From and after the effective date of this Third Supplemental Indenture, the Indenture and the Notes shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture and the Notes for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 2.02. REFERENCES TO SUPPLEMENTAL INDENTURE. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Supplemental Indenture may refer to the Indenture without making specific reference to this Third Supplemental Indenture, but nevertheless all such references shall include this Third Supplemental Indenture unless the context requires otherwise.

SECTION 2.03. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES

FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE.

SECTION 2.04. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 2.05. TRUSTEE. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Third Supplemental Indenture. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture or as to the accuracy of the recitals to this Third Supplemental Indenture.

SECTION 2.06. SEVERABILITY. If any court of competent jurisdiction shall determine that any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.07. HEADINGS. The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.08. BENEFITS OF THIRD SUPPLEMENTAL INDENTURE. Nothing in this Third Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Notes.

SECTION 2.09. SUCCESSORS AND ASSIGNS. All agreements by the Issuers and the Guarantors in this Third Supplemental Indenture shall bind their respective successors and assigns, whether or not so expressed. All agreements by the Trustee in this Third Supplemental Indenture shall bind its successors, whether or not so expressed.

SECTION 2.10. COUNTERPART ORIGINALS. This Third Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

AVIS BUDGET CAR RENTAL, LLC
AVIS BUDGET FINANCE, INC.
AVIS BUDGET HOLDINGS, LLC
AVIS ASIA AND PACIFIC, LIMITED
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS ENTERPRISES, INC.
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS LEASING CORPORATION
AVIS RENT A CAR SYSTEM, LLC
PF CLAIMS MANAGEMENT, LTD.
WIZARD CO., INC.
AB CAR RENTAL SERVICES, INC.
ARACS LLC
AVIS OPERATIONS, LLC
PR HOLDCO, INC.

By:	/s/ David Calabria
Name: David Calabria
Title: Assistant Treasurer

AVIS BUDGET GROUP, INC.
BGI LEASING, INC.
BUDGET RENT A CAR SYSTEM, INC.
BUDGET TRUCK RENTAL LLC
RUNABOUT, LLC
WIZARD SERVICES, INC.

By:	/s/ David B. Wyshner
Name: David B. Wyshner
Title: Executive Vice President and Chief Financial Officer

Signature Page to Third Supplemental Indenture

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Warren Goshine
Name: Warren Goshine
Title: Authorized Officer

Signature Page to Third Supplemental Indenture

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